EXHIBIT 2

STOCK PURCHASE AGREEMENT

     This Stock Purchase Agreement is entered into as of May 14, 2003 between Frank Giustra, Radcliffe Corporation, an Ontario corporation wholly owned by Mr. Giustra (“Radcliffe”), the Radcliffe Foundation (the “Foundation”) and Canada Life Ltd a/c PPF 1137 (“Canada Life” and together with Mr. Giustra, Radcliffe, the Foundation, the “Seller”) and ENT Holding Corporation, a Delaware corporation (the “Purchaser”). The Seller and Purchaser agree as follows:

     1.     The Purchaser hereby purchases from Radcliffe, the Foundation and Canada Life, and Radcliffe, the Foundation and Canada Life with respect to account number A/C PPF137, hereby sell to the Purchaser, 1,582,367, 225,000 and 1,582,367 shares, respectively, of Common Stock (the “Common Stock”) of Lions Gate Entertainment Corp., a Canadian corporation (the “Company”) (such shares being herein referred to as the “Shares”), at a purchase price of US$2.20 per share of Common Stock. The US$5,500,000 aggregate purchase price for the Shares has been paid by the Purchaser’s concurrent delivery to Radcliffe of US$3,481,207.40, the Foundation of US$495,000 and Canada Life of US$1,523,792.60 by wire transfer.

     2.     The Seller, jointly and severally, represents and warrants to the Purchaser that:

          (a)     the Seller has good and marketable title to, and full beneficial ownership in, the Shares, that such Shares are held free and clear of any and all liens, security interests, claims, rights of first refusal, pledges, options, encumbrances or other rights or restrictions (collectively, “Encumbrances”) and that, upon delivery to the Purchaser of certificates representing the Shares pursuant hereto, the Purchaser will acquire good and marketable title to such Shares, free and clear of any and all Encumbrances; and that the Shares have been duly authorized and validly issued and are fully paid and nonassessable; each of the Sellers are Canadian residents;

          (b)     each of Radcliffe, the Foundation and Canada Life is duly organized, validly existing and in good standing in its jurisdiction of organization and has all requisite power and authority to enter into and perform this Agreement;

          (c)     the execution, delivery and performance of this Agreement by each of Radcliffe, the Foundation and Canada Life has been duly authorized by all necessary action on the part of such Seller and its shareholders;

          (d)     this Agreement has been duly executed and delivered and is a valid and binding obligation of the Seller, enforceable in accordance with its terms;

          (e)     the execution, delivery and performance by the Seller of this Agreement does not and will not result in (A) any violation of and will not conflict with or result in a breach of any of the terms of or constitute a default under (i) any provision of law, rule or regulation to which the Seller is subject, or (ii) any mortgage, indenture, agreement, instrument, judgment, decree, order or other restriction to which the Seller is a party or by which his assets are bound or (B) the creation of any Encumbrance on the Shares;

          (f)     the Seller is fully informed as to the financial condition, results of operations, business and prospects of the Company, has had the opportunity to discuss the Company and its condition with representatives of the Company and has had access to all information from the Company he deems necessary in connection with its sale of Shares hereunder; and

          (g)     the Seller has no knowledge that any of the Company’s public filings contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading.

     3.     The Purchaser represents and warrants to the Seller that:

          (a)     the Purchaser is purchasing all of the Shares for the Purchaser’s own account and not with a view to or for sale in connection with any distribution of the Shares other than in compliance with law;

          (b)     this Agreement has been duly executed and delivered and is a valid and binding obligation of the Purchaser, enforceable in accordance with its terms;

          (c)     the execution, delivery and performance by the Purchaser of this Agreement does not and will not result in any violation of and will not conflict with or result in a breach of any of the terms of or constitute a default under (i) any provision of law, rule or regulation to which the Purchaser is subject, or (ii) any mortgage, indenture, agreement, instrument, judgment, decree, order or other restriction to which the Purchaser is a party or by which his assets are bound; and

          (d)     the Purchaser has had the opportunity to discuss the Company and its condition with representatives of the Company and has had access to all information from the Company it deems necessary in connection with its purchase of Shares hereunder; provided however that this representation does not limit or modify the representations and warranties of the Seller in Section 2.

     4.     The Purchaser acknowledges that the Shares (i) have not been registered under the Securities Act of 1933, as amended (the “Act”), on the basis that the acquisition of the Shares does not involve a public offering, and (ii) have not been qualified under any state securities laws, in reliance on a similar exemption. The Purchaser acknowledges that the Shares must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available.

     5.     This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to principles of conflicts of law thereunder.

     6.     The provisions hereof shall inure to the benefit of and be binding upon the successors of the parties. The rights and obligations of the parties hereunder are not assignable.

     7. Each party hereto agrees to perform any further acts and execute and deliver any documents reasonably necessary to carry out the intent of this Agreement.

     8.     This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. The representations and warranties of the parties contained herein shall survive the closing of the transactions contemplated hereby.

     9.     This Agreement may only be amended by a written agreement executed by each Seller and the Purchaser.

     10.     All notices and other communications required or permitted to be given under this Agreement shall be in writing, shall be deemed to have been duly given upon receipt (if received on a business day, or on the first business day following receipt in a day that is not a business day) and may be given by any of the following methods: (a) personal delivery; (b) facsimile transmission (with receipt confirmed); (c) registered or certified mail, postage prepaid return receipt request, or (d) overnight delivery service. Notices shall be sent to the appropriate party at its address or facsimile number given below (or at such other address or facsimile number for such party as shall be specified by notice given hereunder):

     If to any Seller, to:

Frank Giustra 595 Burrard Street, Suite 3123 PO Box 49139 Vancouver, British Columbia V7X1J1 Attention: Frank Giustra Fax No.: (604) 609-6144

     If to the Purchaser, to:

ENT Holding Corporation 2049 Century Park East, Suite 2700 Los Angeles, California 90067 Attention: Eva M. Kalawski, Esq. Fax No.: (310) 712-1863

     11. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year first written above.

SELLER

Frank Giustra

Radcliffe Corporation, an Ontario corporation

By:

Name:

Title:

The Radcliffe Foundation

By:

Name:

Title:

Canada Life Ltd a/c PPF 1137

By:

Name:

Title:

PURCHASER ENT Holding Corporation, a Delaware corporation

By:

Name:

Title:

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